Pricing Supplement No. 2            Dated 12/10/98          Rule 424(b)(3)
(To Prospectus dated                                    File No. 333-63049
September 15, 1998 and                                CUSIP No. 78355H HE2
Prospectus Supplement dated
December 7, 1998)



$200,000,000

RYDER SYSTEM, INC.

Medium-Term Notes, Series 15
(Registered Notes-Fixed Rate)
Due Nine Months or More from Date of Issue

Principal Amount:                   $5,000,000

Issue Price:                        100

Issue Date:                         12/15/98

Maturity Date:                      12/16/02

Interest Rate:                      6.00%

Form:    [X] Book Entry             [ ] Certificated

Redemption:       [X]     The Notes cannot be redeemed prior to maturity.
                  [ ]     The Notes may be redeemed prior to maturity.

         Terms of Redemption:

Repayment at option of holder:   [X]  The holder has no option to
                                      elect repayment of the
                                      Notes prior to maturity.

                                 [ ]  The Notes are repayable
                                      prior to maturity at the
                                      option of holder.

         Terms of Repayment:

Discount note:    [ ] Yes  [X] No

         Total Amount of OID:                -

         Yield to Maturity:                  -

         Initial Accrual Period OID:         -

Name of Agent and Agent's Discount or Commission:

         Merrill Lynch                  $22,500
         ------------------        ------------------
         ------------------        ------------------

Additional Terms: